UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 10, 2022

HYSTER-YALE MATERIALS HANDLING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54799	31-1637659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive, Suite 300
Cleveland	(440)
OH	449-9600	44124-4069
(Address of principal executive offices)	(Registrant's telephone number, including area code)	(Zip code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Hyster-Yale Materials Handling, Inc. (the "Company") held its Annual Meeting of Stockholders on May 10, 2022.

The stockholders elected the following twelve nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE AGAINST	ABSTENTIONS	BROKER NON-VOTES
James B. Bemowski	47,187,986	154,038	64,269	1,034,601
J.C. Butler, Jr.	45,583,340	1,758,103	64,850	1,034,601
Carolyn Corvi	46,936,992	405,147	64,154	1,034,601
Edward T. Eliopoulos	47,170,272	171,507	64,514	1,034,601
John P. Jumper	46,254,165	1,087,298	64,830	1,034,601
Dennis W. LaBarre	41,806,204	5,535,969	64,120	1,034,601
H. Vincent Poor	46,283,836	1,058,328	64,129	1,034,601
Alfred M. Rankin, Jr.	46,821,905	520,592	63,796	1,034,601
Claiborne R. Rankin	46,765,366	576,823	64,104	1,034,601
Britton T. Taplin	46,739,555	602,499	64,239	1,034,601
David B.H. Williams	46,743,608	598,638	64,047	1,034,601
Eugene Wong	47,059,411	277,616	69,266	1,034,601

The stockholders approved, on an advisory basis, the Company's named executive officer compensation:

For	46,684,430
Against	641,116
Abstain	80,747
Broker non-votes	1,034,601

The stockholders confirmed the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the current fiscal year:

For	47,998,849
Against	380,167
Abstain	61,878

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 11, 2022		HYSTER-YALE MATERIALS HANDLING, INC.

		By:	/s/ Suzanne Schulze Taylor
Name: Suzanne Schulze Taylor
Title: Senior Vice President, General Counsel and Secretary